UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 19, 2007 (April 13, 2007)

Date of Report (Date of earliest event reported)

AVAX TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-29222	13-3575874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Hamilton Street

Suite 204

Philadelphia, PA 19130

(Address of principal executive offices, including zip code)

(215) 241-9760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2007, AVAX Technologies, Inc. entered into Securities Purchase Agreements with various institutional investors and individual accredited investors for the issuance and sale of an aggregate of 80,060,000 shares of common stock of the company and warrants to purchase an additional 80,060,000 shares of common stock, at a warrant exercise price of $0.15 per share. The gross proceeds received or to be received by the company in the offering are $10,007,500, or $0.125 per common stock and the associated warrant to purchase one share of common stock. The warrants expire at 5:00 P.M. Eastern Time, on April 13, 2012. The company has the right to redeem the warrants at a nominal redemption price (and thereby force exercise of the warrants) if the company’s common stock trades above $0.20 per share for more than 20 consecutive trading days, the warrant shares are registered with the U.S. Securities Exchange Commission for reoffer and resale by the holder thereof and various other conditions specified in the warrant are satisfied.

Copies of the form of Securities Purchase Agreement and the form of Series 2007A Warrant are filed as Exhibits 10.1 and 10.2, respectively, to this report on Form 8-K and are incorporated herein by reference. The preceding description of the Securities Purchase Agreement and Series 2007A Warrant does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 3.02	Unregistered Sales of Equity Securities.

As described above, on April 13, 2007, the company agreed to issue 80,060,000 shares of common stock of the company and warrants to purchase an additional 80,060,000 shares of common stock, at a warrant exercise price of $0.15 per share. The securities were offered and sold only to persons whom the company reasonably believed are “accredited investors,” as defined in Regulation D under the Securities Act of 1933, and were issued without registration in reliance on the exemption from registration in Section 4(2) and Regulation D of the Securities Act of 1933.

Gross proceeds received or to be received by the company totaled $10,007,500. The company will pay placement or finder’s fees with respect to the private offering aggregating of $580,350, and will issue to the placement agent and finders warrants to purchase 6,190,400 shares of common stock of the company. The placement agent warrants are identical to the warrants being issued to the investors in the offering, as described above. The company intends to use the net proceeds for general working capital purposes.

Richard Rainey, the company’s President, and John K.A. Prendergast, Carl Spana and Andrew Dahl, three directors of the company, participated as investors in the private offering to demonstrate their commitment to the company and its technologies.

A copy of a press release announcing the private placement is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01	Other Events.

On April 16, 2007, the Company issued a press release announcing that will be presenting the initial results of its Phase I-II trial of M-Vax™ for patients with metastatic melanoma at a Clinical Research session of the meeting of the American Association for Cancer Research. M-Vax™ is composed of autologous melanoma cells that have been irradiated and then modified with the hapten, dinitrophenyl (DNP).

The study included patients with stage III and IV melanoma whose tumor tissue could be obtained for vaccine production. They were assigned in a double blind fashion to one of four dosage arms of M-Vax™, including a placebo arm that contained no vaccine cells. The results of the first 54 evaluable patients are being presented, and the blinding of the dosage arm assignments has been preserved. As determined by the two-step design of the trial, one dosage arm was declared “positive” with 17/22 patients exhibiting a positive DTH response to autologous, DNP-modified melanoma cells post-M-Vax™ and 7/18 exhibiting a positive response to autologous unmodified cells. A second dosage arm was declared “negative” with only 2/8 responders. The efficacy of the other two dosage arms cannot yet be categorized. No patients exhibited DTH to the negative control material.

A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

10.1	Securities Purchase Agreement dated as of April 13, 2007.
10.2	Form of Series 2007A Warrant to Purchase Common Stock.
99.1	AVAX Technologies, Inc. Press Release Issued April 16, 2007.
99.2	AVAX Technologies, Inc. Press Release Issued April 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAX TECHNOLOGIES, INC.
Date: April 19, 2007	By:	/s/ Richard P. Rainey
	Name:	Richard P. Rainey
	Title:	President